As filed with the Securities and Exchange Commission on November 24, 1997

                                                 REGISTRATION NO. 333 - ________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               RIVIANA FOODS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                               76-0177572
    (STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                IDENTIFICATION NO.)

       2777 Allen Parkway, Houston, Texas                77019
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)


                             1997 STOCK OPTION PLAN
                         RIVIANA FOODS INC. SAVINGS PLAN
                  (INCLUDING THE RIVIANA FOODS INC. STOCK FUND)

                            (FULL TITLE OF THE PLANS)

                                 W. David Hanks
                               2777 Allen Parkway
                              Houston, Texas 77019
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (713) 529-3251
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                 Amount to           Proposed maximum                Proposed
  Title of securities to be    be registered          offering price             maximum aggregate          Amount of
         registered                 (1)                per share (2)            offering price (2)     registration fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00
per share par value              1,200,000               $19.50                    $23,400,000               $7,091
("Common Stock")                  shares
=========================================================================================================================

(1) Represents the maximum number of shares which could be purchased (i) upon the exercise of all stock options which may be granted under the 1997 Stock Option Plan, and (ii) pursuant to the Savings Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2) Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(c) and (h), based on the average of the high and low prices reported by the Nasdaq National Market on November 20, 1997 with respect to 1,200,000 shares of Common Stock.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents, which have been filed with the Securities and Exchange Commission by Riviana Foods Inc. (the "Company"), are incorporated herein by reference and made a part hereof: (a) Annual Report on Form 10-K for the year ended June 29, 1997; (b) Quarterly Report on Form 10-Q for the quarter ended September 28, 1997; and (c) description of the Common Stock contained in the Form 8-A filed on December 21, 1994, as amended.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request for the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction or upon a plea of NOLO CONTENDREER or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, join venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Section 145(c) of the DGCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection
(a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be in indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; provided, however, that with respect to acts or omission occurring after July 1, 1997, indemnification is not mandatory.

      Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even thought less than a quorum; (ii) by a committee of directors who are not parties to such action, if the committee is designated by a majority of such directors, even though less than a quorum; (iii) if there are no such directors, by independent legal counsel in a written opinion or (iv) by the stockholders.

      Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action ,suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

      Section 145(f) of the DGCL states that the indemnification and advancement of expense provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or the enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145.

      Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      The Company's Bylaws require the Company to indemnify and advance expenses to the Company's directors and officers to the maximum extent allowed by the Delaware General Corporation Law and other applicable law, and expressly authorize the Company to purchase directors and officers liability insurance. The Company has purchased a directors and officers liability insurance policy which provides for insurance of the directors and officers of the Company against certain liabilities they may incur in their capacity as such.

      The Restated Certificate of Incorporation of the Company expressly provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions do not eliminate or limit any liability of a director (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (d) for any transaction from which the director derives an improper personal benefit.

      Reference is made to the form of the 1997 Stock Option Plan, filed as
Exhibit 99.1 which contains provisions for indemnification and limitations on the liability of the committee administering such Plan for actions taken in connection with the administration of such Plan.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.     EXHIBITS.

                 EXHIBIT NO.                      EXHIBIT


                    4.1 Restated Certificate of Incorporation of the Company dated December 28, 1994 as amended to date. Incorporated by reference to Amendment No. 2 to the Company's Registration Statement on Form S-1 dated March 2, 1995, Exhibit 3.01.

                    4.2 Bylaws of the Company. Incorporated by reference to the Company's Registration Statement on Form S-1 dated December 22, 1994, Exhibit 3.02.

                    4.3 Specimen Common Stock certificate of the Company. Incorporated by reference to Amendment No. 1 to the Company's Registration Statement on Form S-1 dated February 1, 1995, Exhibit 4.01.

                    5 Opinion and Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.

                    15 Letter from Arthur Andersen LLP regarding unaudited interim financial information.

                    23.1      Consent of Arthur Andersen LLP.

                    23.2 Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. (included in Exhibit 5 to this registration statement).

                    24        Powers of Attorney

                    99.1      1997 Stock Option Plan

                    99.2 Riviana Foods Inc. Savings Plan (including the Riviana Foods Inc. Stock Fund)

ITEM 9.     UNDERTAKINGS.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d) The undersigned registrant will submit or has submitted the plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 24th day of November, 1997.

                                             RIVIANA FOODS INC.


                                             By:   /s/  JOSEPH A. HAFNER, JR.
                                                       (JOSEPH A. HAFNER, JR.,
                                                       CHIEF EXECUTIVE OFFICER)

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                                 THE REGISTRANT

    SIGNATURES                      TITLE                            DATE
    ----------                      -----                            ----
/s/ JOSEPH A. HAFNER, JR.   President, Chief Executive        November 24, 1997
   (JOSEPH A. HAFNER, JR.)  Officer and Director
                            (Principal executive officer)

/s/ FRANK A. GODCHAUX III*  Chairman of the Board of          November 24, 1997
   (FRANK A. GODCHAUX III)  Directors

/s/ CHARLES R. GODCHAUX*    Vice Chairman of the Board        November 24, 1997
   (CHARLES R. GODCHAUX)    of Directors

/s/ W. DAVID HANKS*         Executive Vice President          November 24, 1997
   (W. DAVID HANKS)               and Director

/s/ E. WAYNE RAY, JR.*      Vice President, Chief Financial   November 24, 1997
   (E. WAYNE RAY, JR.)      Officer, Treasurer and Director
                            (Principal financial and
                            accounting officer)

/s/ THERESA G. PAYNE*       Director                          November 24, 1997
   (THERESA G. PAYNE)

/s/ W. ELTON KENNEDY*       Director                          November 24, 1997
   (W. ELTON KENNEDY)

/s/ E. JAMES LOWREY*        Director                          November 24, 1997
   (E. JAMES LOWREY)

/s/ PATRICK W. ROSE*        Director                          November 24, 1997
   (PATRICK W. ROSE)

/s/ THOMAS B. WALKER, JR.*  Director                          November 24, 1997
   (THOMAS B. WALKER, JR.)

/s/ MARY G. WIECK*          Director                          November 24, 1997
   (MARY G. WIECK)

*By his signature below, Joseph A. Hafner, Jr., pursuant to duly executed powers of attorney filed with the Securities and Exchange Commission, has signed this registration statement on the date indicated on behalf of the persons listed above, designated by asterisks, in the capacities set forth opposite their respective names.

                                    THE PLAN

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 24, 1997.

                               RIVIANA FOODS, INC. SAVINGS PLAN

                               By: /s/ JACK M. NOLINGBERG, VICE PRESIDENT
                                             Signature and Title


*By:  /s/ JOSEPH A. HAFNER, JR.
         (JOSEPH A. HAFNER, JR.,
           ATTORNEY-IN-FACT)

                                  EXHIBIT INDEX

                    4.1 Restated Certificate of Incorporation of the Company dated December 28, 1994 as amended to date. Incorporated by reference to Amendment No. 2 to the Company's Registration Statement on Form S-1 dated March 2, 1995, Exhibit 3.01.

                    4.2 Bylaws of the Company. Incorporated by reference to the Company's Registration Statement on Form S-1 dated December 22, 1994, Exhibit 3.02.

                    4.3 Specimen Common Stock certificate of the Company. Incorporated by reference to Amendment No. 1 to the Company's Registration Statement on Form S-1 dated February 1, 1995, Exhibit 4.01.

                    5 Opinion and Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.

                    15 Letter from Arthur Andersen LLP regarding unaudited interim financial information.

                    23.1      Consent of Arthur Andersen LLP.

                    23.2 Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. (included in Exhibit 5 to this registration statement).

                    24        Powers of Attorney

                    99.1      1997 Stock Option Plan

                    99.2 Riviana Foods Inc. Savings Plan (including the Riviana Foods Inc. Stock Fund)